Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-227451) and Form S-8 (Nos. 333-218605, 333-221534, 333-223880, 333-227449, 333-230578, 333-234541, 333-249619, and 333-253064) of SMART Global Holdings, Inc. of our report dated February 26, 2021 relating to the financial statements of the LED Business of Cree, Inc., which appears in this Current Report on Form 8-K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

May 13, 2021

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